UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - July 31, 2003
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH (State of other jurisdiction of incorporation or organization)	1-8796 (Commission File No.)	87-0407509 (I.R.S. Employer Identification No.)

P.O. Box 45433, 180 East 100 South Street, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits (c) Exhibits.

Exhibit No.	Exhibit

99.1	Release issued July 31, 2003, by Questar Corporation.

          Item 12.   Results of Operations and Financial Condition

          On July 31, 2003, Questar Corporation issued a press release announcing its earnings for the first quarter of 2003. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

July 31, 2003	/s/S. E. Parks

S. E. Parks Senior Vice President, Treasurer, and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit

99.1	Release issued July 31, 2003, by Questar Corporation.

Exhibit 99.1

QUESTAR EARNINGS RISE 15% IN SECOND-QUARTER 2003
INTEGRATED NATURAL GAS COMPANY RAISES 2003 EARNINGS GUIDANCE

     SALT LAKE CITY - Questar Corp. (NYSE:STR) reported a 15% increase in net income for second-quarter 2003 compared with the year-earlier period due primarily to higher realized prices for non-regulated natural gas and oil production.

     The integrated natural gas company earned $33.9 million, or $.40 per diluted share, in the 2003 quarter compared with $29.4 million, or $.36 per share, in the prior-year period. Questar Market Resources (QMR), a nonregulated subsidiary that conducts gas and oil exploration, production and gathering, reported a $5 million, or 22%, year-to-year earnings improvement because of strong natural gas and oil selling prices.

     For the first six months of 2003, Questar's net income was $98.5 million, or $1.17 per share, compared with $64.2 million, or $.78 per share, in the first half of 2002. First-half 2003 results included a $.07-per-share noncash charge in the first quarter resulting from the cumulative effect of implementing SFAS 143, Accounting for Asset Retirement Obligations. This new accounting rule requires companies to record a liability for the anticipated costs of retiring long-lived assets. In first-quarter 2002, Questar's net income was reduced by a $.19-per-share cumulative effect of a change in accounting for goodwill.

     Excluding the one-time charges related to the new accounting rules, Questar earned $104.1 million, or $1.24 per diluted share, in first-half 2003 versus $79.5 million, or $.97 per share, in the comparable 2002 period.

     For the trailing 12 months ended June 30, 2003, Questar earned $189.9 million, or $2.28 per share, compared with $128.6 million, or $1.57 per share, for the comparable period ended June 30, 2002. Questar's consolidated return on equity for the 12 months ended June 30, 2003, was 16.6% while return on assets totaled 12.1%.

There was an average of 83.9 million common diluted shares outstanding in the first six months of 2003 versus 82.5 million shares a year earlier.

     Keith O. Rattie, Questar chairman, president and CEO, said: "We're on track with our 2003 plan. We're off to a good start with our program to accelerate drilling at our Pinedale natural gas field. Our regulated businesses and our unique Wexpro gas-development subsidiary are delivering as expected. We are also setting the stage for 2004 by hedging a substantial portion of our proved-developed production at higher realized prices."

     Rattie said that if projected commodity prices remain at or near current levels through the remainder of 2003, Questar's earnings could range between $2.10 to $2.25 per share. This compares with the company's previous guidance of $2.05 to $2.20 per share.

     Commenting on the 2004 outlook, Rattie said, "We're not uncomfortable at this early stage with the First Call 2004 consensus earnings forecast of $2.35 per share, assuming natural gas prices remain at or near current levels. However, we are just now beginning to develop our detailed 2004 business plan, which will be reviewed and approved by our Board of Directors in late October. We will fine-tune our 2004 outlook when we issue our third-quarter results."

SECOND-QUARTER 2003 RESULTS
Nonregulated activities: higher commodity prices boos results

     QMR reported net income of $27.8 million in second-quarter 2003 compared with $22.8 million in the year-earlier period. Questar Exploration and Production, which conducts exploration and production operations in the Rockies and the Midcontinent, earned $17.4 million in the 2003 quarter versus $13.3 million a year earlier. The 2002 quarterly results included $900,000 in net income from a Canadian subsidiary that was sold in the fourth quarter of the year, a $2.8 million after-tax gain from a lawsuit settlement, and $1.1 million in Section 29 tax credits, which are no longer available after Dec. 31, 2002.

     QMR's average realized selling price for natural gas rose 44% to $3.66 per thousand cubic feet (Mcf) compared with $2.55 per Mcf in the 2002 quarter. The 2003 results reflected higher natural gas prices and the significant narrowing of the Rockies' natural gas-basis differential following the May 1 start-up of a regional pipeline expansion. QMR received an average price of $22.45 per barrel for nonregulated oil and natural gas-liquids production, 9% higher than in the 2002 quarter.

     Nonregulated natural gas-equivalent production dropped 12% during the current-year quarter to 21.4 billion cubic feet equivalent (bcfe) versus 24.3 bcfe in the prior-year period. The decline was due primarily to the sale of the company's Canadian subsidiary and producing properties in the San Juan and Midcontinent regions of the U.S. in the second half of 2002. The company's production was expected to decline in the second quarter of 2003 because of winter-drilling restrictions on federal lands in the Rockies, including the Pinedale field. QMR said it remains on track to increase production from continuing operations 5 to 10% in 2003 to 88-92 bcfe.

     Wexpro, a QMR subsidiary that develops gas reserves on behalf of Questar's gas-distribution utility, earned $8.5 million in the second quarter of 2003, a $600,000 year-to-year improvement. Wexpro earns a specified return on its net investment in commercial wells. Wexpro's investment base increased to $160 million at the end of second-quarter 2003 compared with $159 million at the end of the first quarter of the year.

     QMR's gas-gathering, processing and marketing operations earned a combined $1.9 million in the 2003 quarter compared with $1.6 million for the comparable year-earlier quarter. Net income from QMR's share of Rendezvous Gas Services increased from $200,000 to $800,000 in the 2003 quarter compared with the year-earlier period. A QMR subsidiary, Questar Gas Management, is a 50% partner in Rendezvous, which provides gathering and processing services for the Pinedale and Jonah producing areas. Rendezvous will continue to benefit from growing gathering volumes from the Pinedale Anticline.

During the second quarter, the company added to its hedge positions in the Rockies and the Midcontinent, which are summarized below.

Regulated Activities: customer growth remains strong

     Questar Regulated Services - which includes interstate transmission and storage and retail gas distribution - reported net income of $4.7 million during second-quarter 2003 versus $4.5 million a year earlier. Questar Pipeline -- an interstate gas-transmission and storage subsidiary --earned $7.3 million in the 2003 quarter versus $7.9 million in the comparable 2002 period. Increased operating and maintenance expense offset higher revenues from expanded transportation volumes. Questar Pipeline's total transportation volumes grew 14% to 93.6 million decatherms compared with a year earlier. The growth reflected the second-half 2002 start-up of the eastern zone of the Southern Trails Pipeline along with increased deliveries to the Kern River Pipeline expansion, which commenced operations on May 1 of this year.

     Questar Gas - which provides retail gas-distribution service in Utah, southwestern Wyoming and southeastern Idaho - reduced its seasonal loss from $3.5 million in second-quarter 2002 to $2.8 million in the current-year period. The utility benefited from new general rates that went into effect Dec. 30, 2002, higher temperature-adjusted usage per customer and steady customer growth. Questar Gas served 749,794 customers at the end of the 2003 quarter, a one-year increase of 19,614 or 2.7%.

Corporate and Other Operations reported net income of $1.4 million in second-quarter 2003 compared with $2.1 million in the year-earlier period due to lower margins on services provided to affiliates.

FIRST-HALF 2003 RESULTS
Higher commodity prices boost non-regulated results

     Questar Market Resources' net income for the first six months of 2003 was $56.7 million compared with $40.4 million for the 2002 period. Natural gas production declined 5% to 38.1 bcf while the average realized selling price was 44% higher at $3.59 per Mcf. Nonregulated oil and natural gas-liquids production decreased 23% to 1.1 million barrels - due primarily to 2002 property sales - while the average realized selling price improved 20% to $23.59 per barrel.

Regulated Activities

     Questar Regulated Services earned $38.4 million in the first half of 2003, a $2.1 million increase over the prior-year results. Questar Pipeline's net income was $15.3 million in the first half of 2003, the same as the 2002 result. The 2003 earnings were $1.1 million higher as a result of the 2002 sale of a subsidiary's 50% ownership of the TransColorado Pipeline. This was offset by higher operating and maintenance costs. Questar Gas's net income was $22.9 million in the current-year period compared with $20.7 million in the first half of 2002. The improvement resulted from new rates, higher usage per customer and customer growth.

Corporate and Other Operations reported earnings of $3.4 million for the first six months of 2003. With the goodwill-accounting adjustment, the segment lost $12.5 million in the first half of 2002.

CURRENT HEDGE POSITIONS

Gas hedges/2003	Bcf	Price per Mcf.,
		net to well

Rocky Mountains
2nd half	18.8	$3.38

Midcontinent
2nd half	6.9	$4.00

Total
2nd half	25.7	$3.54

Gas hedges/2004	Bcf	Price per Mcf,
		net to well

Rocky Mountains
1st half	14.0	$3.63
2nd half	14.2	$3.63

Year	28.2	$3.63

Midcontinent
1st half	6.8	$4.56
2nd half	6.8	$4.56

Year	13.6	$4.56

Total
1st half	20.8	$3.93
2nd half	21.0	$3.93

Year	41.8	$3.93

Oil hedges/2003	Mbbls	Price per bbl,
		net to well

Rocky Mountains
2nd half	460	$21.68

Midcontinent
2nd half	92	$22.38

Total
2nd half	552	$21.80

     Questar is an integrated natural gas company headquartered in Salt Lake City with total assets of $3.1 billion. Through subsidiaries, it engages in gas and oil development and production; gas gathering, processing and marketing; interstate gas transmission and storage; retail gas distribution; retail energy services; and information systems and technologies.

Forward-looking Statements

     This release contains certain forward-looking statements within the meaning of the federal securities laws. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2002. Subject to the requirements of otherwise applicable law, the company cannot be expected to update the statements contained in this news release or take actions described herein or otherwise currently planned.

For more information, visit Questar's internet site at: www.questar.com

PART 1. FINANCIAL INFORMATION
Item 1. Financial Statements
QUESTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2003	2002	2003	2002	2003	2002

	(In Thousands, Except Per Share Amounts)
REVENUES
Questar Market Resources	$ 155,980	$ 123,545	$ 369,173	$ 248,703	$ 642,946	$ 511,648
Questar Regulated Services
Natural gas distribution	90,594	82,004	325,108	342,962	575,981	625,314
Natural gas transmission	19,504	14,338	37,640	26,840	77,075	53,148
Other	1,481	942	2,358	1,783	4,735	4,055
Corporate and other operations	3,110	3,785	6,194	6,859	13,256	24,556

TOTAL REVENUES	270,669	224,614	740,473	627,147	1,313,993	1,218,721

OPERATING EXPENSES
Cost of natural gas and other products sold	69,959	47,558	271,300	226,086	440,956	449,915
Operating and maintenance	68,211	65,125	142,048	139,155	287,210	286,680
Depreciation, depletion and amortization	45,698	44,463	93,636	89,770	188,818	169,452
Exploration	1,043	1,133	2,213	3,881	4,418	7,967
Abandonment and impairment of gas,
oil and other properties	492	749	975	1,055	11,103	3,631
Production and other taxes	17,371	12,195	34,531	23,604	55,119	42,808

TOTAL OPERATING EXPENSES	202,774	171,223	544,703	483,551	987,624	960,453

OPERATING INCOME	67,895	53,391	195,770	143,596	326,369	258,268

Interest and other income	2,206	9,159	4,799	16,565	44,901	32,937
Earnings from unconsolidated affiliates	1,322	3,105	2,358	3,762	10,373	5,013
Minority interest	53	127	130	297	334	1,025
Debt expense	(17,512)	(20,362)	(36,428)	(40,398)	(77,151)	(75,309)

INCOME BEFORE INCOME TAXES
AND CUMULATIVE EFFECTS	53,964	45,420	166,629	123,822	304,826	221,934
Income taxes	20,052	16,049	62,515	44,299	109,342	77,988

INCOME BEFORE CUMULATIVE
EFFECTS	33,912	29,371	104,114	79,523	195,484	143,946
Cumulative effect of accounting change
for asset retirement obligations, net of
income taxes of $3,331			(5,580)		(5,580)
Cumulative effect of accounting change
for goodwill, net of $2,010 attributed to
minority interest				(15,297)		(15,297)

NET INCOME	$ 33,912	$ 29,371	$ 98,534	$ 64,226	$ 189,904	$ 128,649

BASIC EARNINGS PER COMMON SHARE
Income before cumulative effects	$ 0.41	$ 0.36	$ 1.27	$ 0.98	$ 2.38	$ 1.77
Cumulative effects			(0.07)	(0.19)	(0.07)	(0.19)

Net income	$ 0.41	$ 0.36	$ 1.20	$ 0.79	$ 2.31	$ 1.58

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effects	$ 0.40	$ 0.36	$ 1.24	$ 0.97	$ 2.35	$ 1.76
Cumulative effects			(0.07)	(0.19)	(0.07)	(0.19)

Net income	$ 0.40	$ 0.36	$ 1.17	$ 0.78	$ 2.28	$ 1.57

Weighted average common shares outstanding
Used in basic calculation	82,678	81,754	82,453	81,672	82,166	81,601
Used in diluted calculation	84,274	82,404	83,866	82,532	83,234	82,275

Dividends per common share	$ 0.185	$ 0.18	$ 0.37	$ 0.36	$ 0.735	$ 0.715

QUESTAR CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2003	2002	2003	2002	2003	2002

	(In Thousands)
FINANCIAL RESULTS
REVENUES FROM UNAFFILIATED CUSTOMERS
Questar Market Resources	$ 155,980	$ 123,545	$ 369,173	$ 248,703	$ 642,946	$ 511,648
Questar Regulated Services
Natural gas distribution	90,594	82,004	325,108	342,962	575,981	625,314
Natural gas transmission	19,504	14,338	37,640	26,840	77,075	53,148
Other	1,481	942	2,358	1,783	4,735	4,055

Total Regulated Services	111,579	97,284	365,106	371,585	657,791	682,517
Corporate and other operations	3,110	3,785	6,194	6,859	13,256	24,556

	$ 270,669	$ 224,614	$740,473	$627,147	$1,313,993	$1,218,721

REVENUES FROM AFFILIATED
COMPANIES
Questar Market Resources	$ 29,957	$ 28,939	$ 56,406	$ 56,910	$ 106,143	$ 104,774
Questar Regulated Services
Natural gas distribution	568	797	1,457	1,098	2,035	2,025
Natural gas transmission	19,307	18,896	39,646	39,881	76,365	76,519
Other	461	391	914	814	1,787	1,546
Corporate and other operations	7,051	7,743	14,335	15,134	29,658	28,352

	$ 57,344	$ 56,766	$ 112,758	$ 113,837	$ 215,988	$ 213,216

OPERATING INCOME (LOSS)
Questar Market Resources	$ 48,212	$ 37,998	$ 107,769	$ 66,661	$ 171,552	$ 138,159
Questar Regulated Services
Natural gas distribution	(82)	(1,773)	48,624	43,117	75,861	58,178
Natural gas transmission	17,290	14,967	35,575	30,708	71,052	60,090
Other	271	(121)	358	(189)	206	(392)

Total Regulated Services	17,479	13,073	84,557	73,636	147,119	117,876
Corporate and other operations	2,204	2,320	3,444	3,299	7,698	2,233

OPERATING INCOME	$ 67,895	$ 53,391	$ 195,770	$ 143,596	$ 326,369	$ 258,268

NET INCOME (LOSS)
Questar Market Resources	$ 27,776	$ 22,817	$ 61,825	$ 40,419	$ 119,335	$ 82,574
Questar Regulated Services
Natural gas distribution	(2,818)	(3,509)	23,186	20,657	34,928	25,338
Natural gas transmission	7,342	7,869	15,395	15,286	32,717	30,519
Other	166	150	237	310	87	2,769

Total Regulated Services	4,690	4,510	38,818	36,253	67,732	58,626
Corporate and other operations	1,446	2,044	3,471	2,851	8,417	2,746

Income before cumulative effects of
accounting changes	33,912	29,371	104,114	79,523	195,484	143,946
Cumulative effects			(5,580)	(15,297)	(5,580)	(15,297)

NET INCOME	$ 33,912	$ 29,371	$ 98,534	$ 64,226	$ 189,904	$ 128,649

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effects	$ 0.40	$ 0.36	$ 1.24	$ 0.97	$ 2.35	$ 1.76
Cumulative effects			(0.07)	(0.19)	(0.07)	(0.19)

Net income	$ 0.40	$ 0.36	$ 1.17	$ 0.78	$ 2.28	$ 1.57

Weighted average diluted common shares	84,274	82,404	83,866	82,532	83,234	82,275

Dividends per common share	$ 0.185	$ 0.18	$ 0.37	$ 0.36	$ 0.735	$ 0.715

QUESTAR CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2003	2002	2003	2002	2003	2002

	(D = 10, M = 1,000)
OPERATING STATISTICS

QUESTAR MARKET RESOURCES
Production volumes - nonregulated
Natural gas (in MMcf)	17,957	19,856	38,061	39,863	77,872	78,806
Oil and natural gas liquids (in Mbbl)	568	736	1,140	1,483	2,421	2,966
Total production (Bcfe)	21.4	24.3	44.9	48.8	92.4	96.6
Average daily production (MMcfe)	235	267	248	269	253	265

Average selling price, net to the well
Average realized selling price (including hedges)
Natural gas (per Mcf)	$3.66	$2.55	$3.59	$2.49	$3.12	$2.64
Oil and natural gas liquids (per bbl)	$22.45	$20.60	$23.59	$19.72	$22.30	$18.89

Average selling price (without hedges)
Natural gas (per Mcf)	$4.34	$2.11	$4.27	$2.00	$3.29	$2.21
Oil and natural gas liquids (per bbl)	$26.62	$22.92	$28.89	$20.80	$27.05	$20.78

Marketing volumes in thousands of energy
equivalent decatherms	16,900	20,111	38,211	42,576	79,451	86,815

Natural gas gathering volumes (in MDth)
For unaffiliated customers	28,031	28,220	56,357	56,846	111,716	101,964
For Questar Gas	9,515	9,782	21,099	22,005	39,779	40,260
For other affiliated customers	8,936	9,265	21,027	16,652	42,511	30,301

Total gathering	46,482	47,267	98,483	95,503	194,006	172,525

Gathering revenue (per Dth)	$0.20	$0.17	$0.20	$0.15	$0.18	$0.14

QUESTAR REGULATED SERVICES - NATURAL GAS DISTRIBUTION
Natural gas volumes (in MDth)
Residential and commercial sales	12,999	10,784	48,467	54,145	85,118	89,669
Industrial sales	2,201	2,356	5,428	5,796	10,361	10,694
Transportation for industrial customers	9,421	9,831	18,973	21,691	43,741	47,030

Total deliveries	24,621	22,971	72,868	81,632	139,220	147,393

Natural gas revenue (per Dth)
Residential and commercial	$ 5.82	$ 6.01	$ 6.01	$ 5.61	$ 5.99	$ 6.12
Industrial sales	$4.23	$4.33	$4.27	$4.64	$3.94	$4.86
Transportation for industrial customers	$0.19	$0.17	$0.19	$0.16	$0.17	$0.14
Heating degree days
Colder (warmer) than normal	1%	(19%)	(9%)	12%	(5%)	7%
Average temperature-adjusted usage per
Customer (Dth)	17.2	16.3	69.3	67.2	118.3	118.4
Number of customers at June 30,
Residential and commercial	748,512	728,881
Industrial	1,282	1,299

Total	749,794	730,180

QUESTAR REGULATED SERVICES - NATURAL GAS TRANSMISSION
Natural gas transportation volumes (in MDth)
For unaffiliated customers	61,880	55,794	127,396	108,246	264,269	213,850
For Questar Gas	26,188	25,922	65,720	77,267	100,145	123,094
For other affiliated customers	5,526	744	9,203	1,297	13,950	6,184

Total transportation	93,594	82,460	202,319	186,810	378,364	343,128

Transportation revenue (per Dth)	$ 0.27	$ 0.26	$ 0.25	$ 0.23	$ 0.26	$ 0.24